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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 7, 2002

InSight Health Services Holdings Corp.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-75984 (Commission file number)	04-3570028 (I.R.S. Employer Identification No.)

4400 MacArthur Boulevard, Suite 800, Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

(949) 476-0733
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On August 7, 2002, InSight Health Services Holdings Corp. ("Company") terminated the engagement of Arthur Andersen LLP ("Andersen") as its independent auditor and engaged PricewaterhouseCoopers LLC ("PWC") as its independent auditor for performing the quarter and fiscal year ended June 30, 2002 audit. The decision to terminate the engagement of Andersen and engage PWC was made by the Audit Committee of InSight Health Services Corp. ("InSight") and approved by the Board of Directors of the Company.

        The Company was incorporated on June 13, 2001 under the name JWC/Halifax Holdings Corp. The Company was funded through an equity contribution from JW Childs Equity Partners II, Halifax Capital Partners and certain of their affiliates. On June 29, 2001, the Company's name was changed to InSight Health Services Holdings Corp. The Company and its former wholly owned subsidiary, InSight Health Services Acquisition Corp. ("Acquisition Corp."), were created to acquire all of the outstanding shares of InSight.

        On October 17, 2001, the Company acquired InSight pursuant to an agreement and plan of merger dated June 29, 2001, as amended, among the Company, Acquisition Corp. and InSight ("Acquisition"). Acquisition Corp. was merged with and into InSight, with InSight being the surviving corporation. The operations of the Company after the Acquisition are substantially the same as the operations of InSight prior to the Acquisition. In addition, the Company has no operations other than its investment in InSight. As such, InSight is considered the predecessor to the Company in accordance with Regulation S-K.

        Andersen's report on the financial statements of the Company's subsidiary, InSight, for each of the fiscal years ended June 30, 2000 and June 30, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended June 30, 2002 and June 30, 2001 and through August 7, 2002, there were no disagreements between the Company, InSight and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the same periods, there were no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K promulgated by the Securities and Exchange Commission). The Company requested that Andersen provide the required letter agreeing to the above, but Andersen refused to do so since the audit partner for the Company had left Andersen.

        During the fiscal years ended June 30, 2002 and 2001 and through August 7, 2002 neither the Company, InSight nor anyone acting on their behalf consulted PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or any other matter or reportable event listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2002

INSIGHT HEALTH SERVICES HOLDINGS CORP.
By:	/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki President and Chief Executive Officer
By:	/s/ THOMAS V. CROAL Thomas V. Croal Executive Vice President and Chief Financial Officer

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SIGNATURES